EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration F Statement Form S-8 pertaining to the 1991 Non-Qualified Employee Stock Option Plan and the 1992 Non-Qualified, Non Employee Director Stock Option Plan of Capitol Multimedia, Inc. of our report dated May 22, 1997, with respect to the consolidated financial statements of Capitol Multimedia, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1997.




                                                                ERNST& YOUNG LLP



Boston, Massachusetts
June 13, 1997